UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 17, 2023

Achari Ventures Holdings Corp. I

(Exact name of registrant as specified in its charter)

Delaware	001-40906	86-1671207
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

60 Walnut Avenue, Suite 400

Clark, NJ 07066

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (732) 340-0700

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of common stock, par value $0.0001 per share, and one Redeemable Warrant	AVHIU	The Nasdaq Stock Market LLC
Common Stock, par value $0.0001 per share	AVHI	The Nasdaq Stock Market LLC
Redeemable Warrants	AVHIW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events

Monthly Extension Option Exercise

On July 17, 2023, Achari Ventures Holdings Corp. I, a Delaware company (the “Company”), notified Continental Stock Transfer & Trust Company, the trustee of the Company’s trust account (the “Trust Account”), that it was extending (an “Extension”) the time available to the Company to consummate its initial business combination, from July 19, 2023 to August 19, 2023 (the “First Extension”), pursuant to and in accordance with the terms of the Company’s Fourth Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) and the Company’s Second Amended and Restated Investment Management Trust Agreement (the “Trust Agreement”). The First Extension is the first of up to six (6) one-month Extensions permitted under the Company’s Certificate of Incorporation and Trust Agreement.

Pursuant to the terms of the Company’s Certificate of Incorporation and Trust Agreement, on July 18, 2023, with respect to the exercise of the First Extension, the Company deposited $31,916.05 into the Company’s Trust Account in connection with the exercise of the First Extension. Such deposit with respect to the First Extension was made using funds held outside of the Company’s Trust Account and available to the Company to fund working capital requirements. As of July 20, 2023 (and, for the avoidance of doubt, inclusive of the deposit of $31,916.05 into the Trust Account in connection with the exercise of the First Extension as described above), the Trust Account held approximately $6,746,874.51.

Beneficial Ownership Table

As of the date hereof, the Company had 3,138,321 shares of common stock issued and outstanding. The following table sets forth information regarding the beneficial ownership of our common stock as of July 20, 2023, based on information obtained from the persons named below, with respect to the beneficial ownership of our common stock held by:

•	each person known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock;

•	each of our executive officers and directors that beneficially owns shares of common stock; and

•	all our executive officers and directors as a group and certain members of Achari Sponsor Holdings I LLC.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them. The following table does not reflect record or beneficial ownership of the public warrants included in our units or the private warrants as these warrants are not convertible or exercisable within 60 days of July 20, 2023.

Name and Address of Beneficial Owner(1)	Number of Shares Beneficially Owned	Approximate Percentage of Outstanding Shares of Common Stock
Achari Sponsor Holdings I LLC (1)(2)(3)	1,572,400	50.10%
Vikas Desai (1)(2)(3)(4)	1,572,400	50.10%
Certain Members of Achari Sponsor Holdings I LLC (1)(3)	927,600	29.56%
Merrick Friedman	*	*
Mitchell Hara	*	*
Seth Farbman	*	*
Kevin K. Albert	*	*
Harry DeMott	*	*
Mark Pelson	*	*
Timothy J. Seymour	*	*
All executive officers and directors as a group (8 individuals) and certain members of Achari Sponsor Holdings I LLC	2,500,000	79.67%

*	Less than 1%

(1)	Unless otherwise noted, the business address of each of the entities and individuals listed in the table above is c/o Achari Ventures Holdings Corp. I, 60 Walnut Avenue, Suite 400, Clark, NJ 07066.

(2)

Mr. Desai is the managing member of the Company’s sponsor Achari Sponsor Holdings I LLC (the “Sponsor”). Accordingly, Mr. Desai has voting and dispositive power over the shares of common stock held by the Sponsor and may be deemed to beneficially own such shares of common stock.

(3)

Reflects 927,600 shares of common stock transferred by the Sponsor to certain members of the Sponsor on July 17, 2023. As a result of such transfer, 1,572,400 shares of common stock are held directly by the Sponsor and 927,600 shares of common stock are held directly by members of the Sponsor. Except as disclosed herein, no individual member of the Sponsor beneficially owns more than 5% of our issued and outstanding common stock.

(4)

Our Sponsor is the record holder of such shares except as described above in footnote (2). Mr. Desai is the managing member of our Sponsor, and as such has voting and investment discretion with respect to the common stock held of record by our Sponsor and the common stock held of record by the individual members of the Sponsor, and may be deemed to have beneficial ownership of such shares. Mr. Desai disclaims any beneficial ownership of the reported shares other than to the extent of any pecuniary interest he may have therein, directly or indirectly.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACHARI VENTURES HOLDINGS CORP. I
Dated: July 21, 2023

	By:	/s/ Vikas Desai
	Name:	Vikas Desai
	Title:	Chief Executive Officer